Exhibit 10.1

PROPOSED AMENDMENT

TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of January 8, 2024, to the Original Trust Agreement (as defined below) is made by and between Israel Acquisitions Corp (the “Company”) and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company), as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of January 12, 2023 (the “Original Trust Agreement”);

WHEREAS, Section 1(i) of the Original Trust Agreement sets forth the terms that govern the liquidation of the Company’s trust account (the “Trust Account”) under the circumstances described therein;

WHEREAS, at an extraordinary general meeting of the Company held on January 8, 2024 (the “Special Meeting”), the Company’s shareholders approved (i) a proposal to amend Israel Acquisitions’ Second Amended and Restated Memorandum and Articles of Association, dated as of November 17, 2022 (the “Existing Charter”) to extend the date by which the Company must consummate a business combination (the “Combination Period”) up to 12 times from January 18, 2024 (the “Termination Date”) to January 18, 2025, with each extension comprised of one month (each an “Extension” and, each date, the “Extended Date”) (i.e., for a period of time ending up to 24 months after the consummation of its initial public offering (the “IPO”)) for a total of 12 months after the Termination Date (assuming a Business Combination has not occurred); and (ii) a proposal to amend the Original Trust Agreement, to permit the Company to extend the Termination Date up to 12 times for an additional one month each time from January 18, 2024 up to January 18, 2025 by providing five days’ advance notice to the Trustee prior to the applicable Extended Date and depositing into the Trust Account the lesser of (i) $50,000 or (ii) $0.02 per Class A ordinary share, par value $0.0001 per share and sold as part of the units in the IPO (the “Public Shares”), multiplied by the number of Public Shares that remain outstanding by the end of the then-current Extended Date, by the date of such Extension.

NOW THEREFORE, IT IS AGREED:

1.       Section 1(i) of the Original Trust Agreement is hereby amended and restated in its entirety as follows:

“(i)   Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes which shall not include excise taxes (less up to $100,000 of interest to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is the later of (1) 12 months after the closing of the Offering (or 24 months after the closing of the Offering if extended in full as described in the Prospectus and that certain definitive proxy statement on Schedule 14(a) filed with the U.S. Securities and Exchange Commission on December 20, 2023) and (2) such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes which shall not include excise taxes (less up to $100,000 of interest to pay dissolution expenses), shall be distributed to the Public Shareholders of record as of such date;”

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2.        Section 6(e) of the Original Trust Agreement is hereby amended and restated in its entirety as follows:

“(e)  Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by electronic mail:

if to the Trustee, to:

Equiniti Trust Company, LLC

48 Wall Street, 22nd Floor

New York, New York 10005

Attn: Relationship Management

Email: admin12@astfinancial.com

if to the Company, to:

Israel Acquisitions Corp

12600 Hill Country Blvd

Building R, Suite 275

Bee Cave, Texas 78738

Attn: Ziv Elul, CEO

E-mail: ziv@periapt.health

in each case, with copies to:

Reed Smith LLP

2850 N. Harwood Street, Suite 1500

Dallas, Texas 75201

Attn: Lyn Reinhardt

Email: lreinhardt@reedsmith.com

and

BTIG, LLC

600 Montgomery Street

San Francisco, CA 94111

Attention: General Counsel

Email: iblegal@btig.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Christian Nagler

E-mail: cnagler@kirkalnd.com”

3.	All other provisions of the Original Trust Agreement shall remain unaffected by the terms hereof.

4.	This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

5.	This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) of the Original Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

6.	This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[signature page follows]

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IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

EQUINITI TRUST COMPANY, LLC, as Trustee

By:	/s/ Felix Orihuela
Name: Felix Orihuela
Title: Senior Vice President

ISRAEL ACQUISITIONS CORP

By:	/s/ Ziv Elul
Name: Ziv Elul
Title: Chief Executive Officer

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